                                                                   Exhibit 10.27

                                 LOAN AGREEMENT


     This Loan Agreement (this "AGREEMENT") is made this ---- day of May, 1998 by and between ---------------------("LENDER") and Golf One Industries, Inc. ("BORROWER"), with reference to the following facts:

     A. Borrower is an experienced investor who from time to time provides funds to privately held, development stage companies.

     B. Borrower is seeking up to a maximum of $2,500,000 of secured debt financing in order to, among other things, retire certain outstanding indebtedness, pay certain accounts payable, make a loan to Gary Player Golf, Inc. and effect an initial public offering of its Common Stock ("IPO").

     C. On the terms and subject to the conditions of this Agreement, Lender is willing to provide $----- of such financing.

     NOW, THEREFORE, with reference to the foregoing facts and in consideration of the covenants and agreements hereinafter set forth, Lender and Borrower agree as follows:

1.   LOAN

     (a) Lender has concurrently herewith made to Borrower a loan (the "LOAN") in the principal amount of $----. In consideration of the Loan, Borrower: (i) has executed and delivered to Lender: (A) a note (the "NOTE"); (B) a security agreement (the "SECURITY AGREEMENT"); and (C) -------- shares (the "SHARES") of its Common Stock.

     (b) If the number of Shares (as adjusted for any stock dividend, reverse stock split or stock split of the Company's Common Stock after the date hereof and prior to the IPO) multiplied by the initial public offering price of the Common Stock in the IPO (the "IPO PRICE") shall be different than $------, or 50% of principal amount of Note, Borrower and Lender shall adjust the number of Shares (either by Borrower issuing more shares or Lender tendering shares to the Company) so that the number of Shares shall equal $------ divided by the IPO Price, rounded to the nearest whole number of shares as adjusted.

     (c) In the event the IPO is not consummated by September 30, 1998, Lender shall issue to Borrower ------ shares of Lender's Common Stock (the "September Shares"). If the number of September Shares (as adjusted for any stock dividend, reverse stock split or stock split of the Company's Common Stock after the date hereof and prior to the IPO) multiplied by the IPO Price shall be different than $------, or 5% of the principal amount of the Note, Borrower and Lender shall adjust the number of Shares (either by Borrower issuing more shares or Lender tendering shares to the Company) so that the number of Shares shall equal $------ divided by the IPO Price, rounded to the nearest whole number of shares as adjusted.


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     (d) In the event the IPO is not consummated by November 30, 1998, Lender shall issue to Borrower ____ shares of Lender's Common Stock (the "November Shares"). If the number of November Shares (as adjusted for any stock dividend, reverse stock split or stock split of the Company's Common Stock after the date hereof and prior to the IPO) multiplied by the IPO Price shall be different than $_____, or 5% of principal amount of Note, Borrower and Lender shall adjust the number of Shares (either by Borrower issuing more shares or Lender tendering shares to the Company) so that the number of Shares shall equal $______ divided by the IPO Price, rounded to the nearest whole number of shares as adjusted.

2. DEFINITIONS

     For purposes of this Agreement, the following terms shall have the meanings set forth below:

     "NASD" shall mean the National Association of Securities Dealers, Inc.

     "SECURITIES" shall mean the Note, the Shares (including any shares of Common Stock issued pursuant to Section 1(b), (c) or (d) of this Agreement), and any shares issued as a result of any stock split or stock dividend with respect to such Shares.

     "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

     "SENIOR FINANCING" shall mean the up to $2,500,000 of debt financing obtained by Borrower after March 1, 1998, which indebtedness is secured by substantially all of the assets of Borrower.

     "SENIOR LENDERS" shall mean the Lender and the other lenders who provide the Senior Financing.

     "TRANSACTION DOCUMENTS" shall mean this Agreement, the Note and the Security Agreement.

     "TRANSFER" shall mean sell, assign, transfer, pledge, grant a security interest in, or otherwise dispose of, with or without consideration.

3. REPRESENTATIONS AND WARRANTIES OF BORROWER

     Borrower represents and warrants to Lender that:

     (a) Borrower is a corporation duly organized, validly existing and in good standing under the laws of Delaware, and is duly qualified as a foreign corporation in good standing under the laws of each jurisdiction in which it is required to be qualified because of the business it conducts or the property that it owns.


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     (b) Borrower has the necessary power, authority and legal right to own or lease its assets and to engage in its business as now conducted, it has the necessary power, authority and legal right to enter into and perform the obligations imposed by the Transaction Documents. The execution and performance of this Agreement has been duly authorized by all necessary corporate proceedings.

     (c) Each Transaction Document is a valid and binding obligation of Borrower, enforceable against the Borrower in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance and other similar laws relating to or affecting creditors' rights generally, and to the availability of equitable remedies.

     (d) The execution and delivery of the Transaction Documents will not conflict with, result in a breach of any provision of, or constitute a default (or an event which would constitute a default upon the giving of any required notice or upon a lapse of time) under Borrower's Certificate of Incorporation, By-laws, or the provisions of any agreement, contract or administrative order, consent decree or other instrument to which the Borrower is a party.

     (e) There are no actions, suits or proceedings, pending or threatened, against the Borrower in any court or before any administrative agency, which would prevent the Borrower from completing the transactions provided for in this Agreement.

     (f) The authorized capital stock of the Borrower consists of 5,000,000 shares of Preferred Stock and 10,000,000 shares of Common Stock. The Board of Directors has created two series of Preferred Stock out of the authorized preferred stock, consisting of 191,579 shares designated as Series A Convertible Preferred Stock ("SERIES A PREFERRED") and 750,750 shares designated as Series B Convertible Preferred Stock ("SERIES B PREFERRED"). As of March 1, 1998, no shares of Series A Preferred were outstanding, 572,649.25 shares of Series B Preferred were outstanding, and 3,246,289 shares of Common Stock were outstanding. Other than the Series B Preferred and options to purchase 602,500 shares of the Company's Common Stock and 1,025,282 Class A warrants to purchase 512,641 shares of the Company's Common Stock and 180,000 Class B warrants to purchase 90,000 shares of the Company's Common Stock, there are no outstanding securities of the Borrower that are convertible into Common Stock of the Company.

     (g) Disclosure Documents. The Borrower has furnished each Purchaser with a true and complete copy of the Borrower's financial statements as of March 31, 1998 (the "Financial Statements"). Except as disclosed in the Financial Statements, since March 31, 1998 the Borrower has not incurred any material liability except in the ordinary course of its business consistent with past practice and there has not been any change in the business, financial condition or results of operations of the Borrower which has had a material adverse effect on the Borrower. The Financial Statements are accurate, complete and have been prepared in accordance with the books and records of the Borrower and in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved ("GAAP") (except as may be indicated in the notes thereto) and fairly present (subject, in the


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
case of the unaudited statements, to normal, recurring audit adjustments that are not material) the consolidated financial position of the Borrower as at the dates thereof and the consolidated results of its operations and cash flows for the periods then ended; provided however, each Purchaser acknowledges that the Financial Statements do not have attached the requisite "Notes to the Financial Statements" required by GAAP.

     (h) Other Agreements. The Borrower has furnished each Purchaser with a true and complete copy of the Letter of Intent with respect to a proposed public offering of Common Stock of the Borrower with Whale Securities Co., L.P. dated January 20, 1998. As of the date hereof, the Borrower has not received any notice either orally or in writing from Whale of its intent to terminate its efforts on behalf of the Borrower with respect to the initial public offering of the Borrower's Common Stock. The Borrower has also furnished each purchaser with a true and complete copy of the Borrower's Strategic Plan as of March 1, 1998. The Strategic Plan discloses on page 2 that the Borrower executed an Asset Purchase Agreement with the Gary Player Group, Inc. ("GPG") on
November 1, 1997 to acquire the principal assets and assume certain liabilities of GPG. As of the date hereof, there does not exist any default under the Asset Purchase Agreement by either the Borrower or GPG and neither the Borrower nor GPG have notified either party, either in writing or orally of any intention to terminate the Asset Purchase Agreement. Furthermore, the terms of the acquisition of the assets of Gary Player Golf Equipment Co. from GPG are as set forth on page 5 of the Strategic Plan. In addition, in November of 1996, the Borrower and GPG entered into a 20 year direct marketing agreement with the GPG which authorized the Company to sell on an exclusive basis, golf clubs, accessories and apparel only through direct marketing channels in the United States and Canada (hereinafter the "GPG License Agreement"). As of the date hereof, with respect to the GPG License Agreement (i) it is in full force and effect; (ii) there exists no defaults thereunder and (iii) neither the Borrower nor GPG have notified either party, either in writing or orally of any intention to terminate the GPG License Agreement.

4.   REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF LENDER

     Lender represents and warrants to, and agrees with, Borrower as follows:

     (a) Lender is acquiring the Securities for its own account, for investment purposes only.

     (b) Lender understands that an investment in the Securities involves a high degree of risk, and Lender has the financial ability to bear the economic risk of this investment in the Securities, including a complete loss of such investment. Lender has adequate means for providing for its current financial needs and has no need for liquidity with respect to this investment.

     (c) Lender is an "accredited investor" as that term is defined in Rule 501(a) under Regulation D promulgated pursuant to the Securities Act.


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     (d)  Lender has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Securities and in protecting its own interest in connection with this transaction.

     (e) Lender understands that the Securities have not been registered under the Securities Act or under any state securities laws. Lender is familiar with the provisions of the Securities Act and Rule 144 thereunder and understands that the restrictions on Transfer placed on Securities may result in Lender being required to hold the Securities for an indefinite period of time.

     (f) Neither Lender nor any affiliate of Lender is a "member" of the NASD nor a controlling shareholder of, a "person associated with" or an "associated person of" a member of the NASD (as such terms are defined in the NASD rules). Lender agrees to furnish such information regarding its relationship to an underwriter(s) in the IPO and any NASD member and any other information regarding Lender required to be furnished to the NASD in connection with the IPO.

     (g) Lender believes that it has received all the information it considers necessary or appropriate for deciding whether to invest in the Securities, and Lender has had an opportunity to ask questions and receive answers from Borrower and its officers and directors regarding the business, prospects and financial condition of Borrower.

     (h) Lender agrees not to Transfer any of the Securities except pursuant to an effective registration statement under the Securities Act or an exemption from registration. As a further condition to any such Transfer, except in the event that such Transfer is made pursuant to an effective registration statement under the Securities Act, if in the reasonable opinion of counsel to Borrower any Transfer of the Securities by the contemplated transferee thereof would not be exempt from the registration and prospectus delivery requirements of the Securities Act, Borrower may require the contemplated transferee to furnish Borrower with an investment letter setting forth such information and agreements as may be reasonable requested by Borrower to ensure compliance by such transferee with the Securities Act.

     Each certificate evidencing the Securities will bear the following legend:

"THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, ASSIGNED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL PURCHASER OF THE SECURITIES, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICE OF THE ISSUER."

     (i) Lender agrees not to Transfer any Shares for a twelve month period commencing with the effective date (the "EFFECTIVE DATE") of the registration statement filed by Borrower in connection with the IPO except with the prior written consent of the representative or

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representatives (the "REPRESENTATIVE") of the underwriters in connection with the IPO and the written consent of the Company. In addition, Lender may not transfer any Shares prior to the Effective Date unless the transferee shall have agreed in writing to the restrictions on Transfer set forth in this section. Lender agrees to execute such written agreement as may be requested by the Representative to confirm its agreements under this Section.

     (j) Lender, on behalf of itself and its directors, officers, employees, representatives and agents (the "LENDER PARTIES"), agrees to hold the Confidential Information in strictest confidence, to not disclose the Confidential Information to any person, and to not to utilize the Confidential Information other than in connection with the transactions contemplated by this Agreement. If any Lender Party becomes legally compelled to disclose any of the Confidential Information, the Lender Party will provide to Borrower prompt written notice before such information is disclosed so that Borrower (with Lender's reasonable cooperation) may seek an appropriate protective order or other remedy. If a protective order or other remedy is not obtained, the Lender Party will furnish only that portion of the information which it is legally compelled to disclose and will exercise its best efforts to assist Borrower in obtaining assurance that the recipient of such Confidential Information will maintain the confidentiality of such Information.

     "CONFIDENTIAL INFORMATION" means all information concerning or relating to the business and operation of Borrower and its subsidiaries including without limitation, information concerning the business, markets, strategies, intellectual property, assets, liabilities, financial condition and identity of its shareholders. Notwithstanding the foregoing, nothing in this Agreement prohibits or in any way restricts any Lender Party from using, disclosing or otherwise dealing with: (i) information which at the time of its disclosure is or which thereafter becomes through no fault of any Lender Party, generally available to the general public by publication or otherwise; (ii) information which the Lender Party could show was in its possession at the time of disclosure; or (iii) information on which can be shown to become available on a non-confidential basis from a source other than Borrower.

     (k) Lender, if an individual, is a resident of the state in which his address on the signature page of this Agreement, or if an entity, has either its principal office, or the office at which it has received the offer to purchase the Securities, and has purchased the Securities, in the state in its address on the signature page of this Agreement.

5.   USURY

     Lender acknowledges that Borrower has advised Lender that the amount of interest paid by Borrower to Lender in this Loan would exceed the maximum rate of interest permitted under the laws of the state of California and is therefore usurious. The Company hereby waives any right to a defense of payment of interest on the Note as a result of usury and agrees not to assert such defense in any action or proceeding to enforce the Note. Lender acknowledges and understands that the Company makes no representation that under California law such waiver and

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agreement are enforceable against the Company. Lender further represents and warrants that Lender is aware of the legal ramifications of the Note being determined to be usurious.

6.   MISCELLANEOUS

     (a) Notices. All notices, requests, demands and other communications (collectively, "NOTICES") given pursuant to this Agreement shall be in writing, and shall be delivered by personal service, courier, facsimile transmission or by United States first class, registered or certified mail, postage prepaid, addressed to the party at the address set forth on the signature page of this Agreement. Any Notice, other than a Notice sent by registered or certified mail, shall be effective when received; a Notice sent by registered or certified mail, postage prepaid return receipt requested, shall be effective on the earlier of when received or the fifth day following deposit in the United States mails. Any party may from time to time change its address for further Notices hereunder by giving notice to the other party in the manner prescribed in this Section.

     (b) Entire Agreement. This Agreement contains the sole and entire agreement and understanding of the parties with respect to the entire subject matter of this Agreement, and any and all prior discussions, negotiations, commitments and understandings, whether oral or otherwise, related to the subject matter of this Agreement are hereby merged herein.

     (c) Successors. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors, heirs and personal representatives.

     (d) Waiver and Amendment. No provision of this Agreement may be waived unless in writing signed by all the parties to this Agreement, and waiver of any one provision of this Agreement shall not be deemed to be a waiver of any other provision. This Agreement may be amended only by a written agreement executed by all of the parties to this Agreement.

     (e) Governing Law; Consent to Jurisdiction. THIS AGREEMENT AND THE NOTE SHALL BE GOVERNED IN ALL RESPECTS BY THE LAW OF THE STATE OF NEW JERSEY AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW JERSEY.

     Any and all judicial proceedings brought by the Lender against the Borrower with respect to this Agreement and the Note may be brought in any court of competent jurisdiction in the State of New Jersey and any Federal district court having subject matter jurisdiction and being located in the State of New
Jersey. The Borrower hereby accepts, for itself and its properties, the non-exclusive jurisdiction of the aforesaid courts and agrees to be bound by any judgments rendered by such courts in connection with this Agreement. The Borrower will not move to transfer any such proceeding to any different court. Any such process may be mailed by registered or certified mail to the Borrower at the address referred to on the signature page hereof. Nothing herein limits the right of the Lender to bring proceedings against the Borrower in the courts of any other jurisdiction.



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
     (f) Captions. The various captions of this Agreement are for reference only and shall not be considered or referred to in resolving questions of interpretation of this Agreement.

     (g) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     (h) Attorneys' Fees. If any action or proceeding is brought to enforce or interpret any provision of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees to be fixed by the court.

     (i) Rules of Construction. Borrower, Lender and their respective counsel have reviewed and revised the Transaction Documents. The normal rule of construction providing that ambiguities are to be resolved against the drafting party shall not be employed in interpreting the Transaction Documents.

     IN WITNESS WHEREOF, the Borrower and the Lender have duly executed this Agreement as of the day and year first above written.


BORROWER:                                    LENDER:

GOLF ONE INDUSTRIES, INC.

By: /s/ Alfonso J. Cervantes
    -----------------------------------      ----------------------------------
    Alfonso J. Cervantes, President

Address:                                     Address:

2811 Airpark
Santa Maria, CA 93455


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
THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, ASSIGNED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL PURCHASER OF THE SECURITIES, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICE OF THE ISSUER.

                            SECURED PROMISSORY NOTE

Santa Maria, California                          Principal Amount: $____________

                                                                    May __, 1998

FOR VALUE RECEIVED Golf One Industries, Inc., a Delaware corporation, having an address of 2811 Airpark Drive, Santa Maria, California 93455 ("BORROWER"), unconditionally promises to pay to _______________________, or registered assigns, ("LENDER") ______________________ together with interest thereon at a rate of 13.5% per annum from the date hereof. This Note is issued pursuant to that certain Loan Agreement between Lender and Borrower dated the date hereof (the "LOAN AGREEMENT"), and is part of a group of notes (the "NOTES") in a aggregate principal amount of up to $2.5 million issued as part of the Senior Financing (as defined in the Loan Agreement). Unless otherwise defined herein, capitalized terms used in this Note shall have the meanings ascribed to them in the Loan Agreement.

1. Payments: Maturity Date. The principal and interest of this Note shall be payable on the earlier of (a) the third business day after the closing of the IPO; or, (b) December 31, 1998 (the "MATURITY DATE"). All payments shall be sent to Lender's address as set forth in the Loan Agreement, or such address as later specified by lender or any successor in writing to Borrower.

2. Prepayment. Borrower may prepay any amounts due hereunder without penalty or premium.

3. Security. To secure payment of the Note, Borrower has executed and delivered a Security Agreement in favor of the Lender.

4. Default. Any of the following occurrences or acts shall constitute an event of default ("Event of Default") under this Note:

     (a) The failure by the Borrower to pay all or any part of the principal or any accrued and unpaid interest on this Note within five (5) days of when due; or

     (b) Any material default, breach or misrepresentation under the terms and provisions of the Loan Agreement not cured within twenty (20) days of notice of such default, breach or misrepresentation; or

     (c) Insolvency of, business failure of, or an assignment for the benefit of creditors by or the filing of a petition under bankruptcy, insolvency or debtor's relief law, or for any readjustment of indebtedness, composition or extension by the Borrower, or commenced against the Borrower which is not discharged within sixty (60) days; or

     (d) The receipt by Borrower of notice (either in writing or orally) of termination or cancellation of the Asset Purchase Agreement between Gary Player Group, Inc. ("GPG") and Borrower; or

     (e) The receipt by Borrower of notice (either in writing or orally) of termination or cancellation of the Direct Marketing Agreement between the Borrower and GPG entered into in November 1996; or

     (f) Receipt of notice (either in writing or orally) of Whale Securities Co., L.P.'s intent to terminate its efforts on behalf of the Borrower with respect to the initial public offering of the Borrower's common stock; unless the Borrower is able to secure a commitment from an alternative underwriter of equal of better standing in the financial community within 45 days of notice of termination by Whale.

5.   Remedies upon Event of Default. Upon the occurrence of an Event of Default:

     (a) Specified in clause (c) of Section 4, then the Note shall be automatically accelerated and immediately due and payable;

     (b) Specified in clauses (a), (b), (d), (e) or (f) of Section 4, then the Lender may declare the Note immediately accelerated, due and payable; and

     (c) The Lender shall have all of the rights and remedies, at law and in equity, by statute or otherwise, and no remedy herein conferred upon the Lender is intended to be exclusive of any other remedy and each remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law, in, equity, by statute or otherwise.

     (d) Any action taken by Lender with respect to the Collateral (as that term is defined in that certain Security Agreement between Borrower and the "Senior Lenders", including the Lender, dated the date hereof (the "Security Agreement")) shall be subject to Section 3(b) of such Security Agreement.

6. Application of Payment. All payments made under this Note shall be applied first against payment of interest accrued to the date of any payment and then against principal due.

7. Waiver of Presentment, etc. The Borrower hereby waives presentment for payment, demand, notice of dishonor, and notice of protest of this Note. The Borrower hereby consents to any extensions of time, renewals, waivers or modifications that may be granted by the Lender with respect to the payment or other provisions of this Note.

8. Costs of collection. Borrower shall pay all costs of collection of Lender, together with reasonable attorney's fees and costs, to enforce this Note in the event of a default whether or not a suit is brought. Borrower waives demand, protest and notice of maturity and non-payment, and all requirements necessary to hold Borrower liable hereunder.

9. Miscellaneous. THIS NOTE SHALL BE GOVERNED IN ALL RESPECTS BY THE LAW OF THE STATE OF NEW JERSEY AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW JERSEY.

     Any and all judicial proceedings brought by the Lender against the Borrower with respect to this Note may be brought in any court of competent jurisdiction in the State of New Jersey and any Federal district court having subject matter jurisdiction and being located in the State of New Jersey. The Borrower hereby accepts, for itself and its properties, the non-exclusive jurisdiction of the aforesaid courts and agrees to be bound by any judgments rendered by such courts in connection with this Agreement. The Borrower will not move to transfer any such proceeding to any different court. Any such process may be mailed by registered or certified mail to the Borrower at the address referred to in Section 6 of the Loan Agreement. The Borrower agrees that service by mail will constitute sufficient notice. Nothing herein limits the right of the Lender to bring proceedings against the Borrower in the courts of any other jurisdiction.

                                        BORROWER:
                                        Golf One Industries, Inc.

                                        By: /s/ Alfonso J. Cervantes
                                            -------------------------------
                                            Alfonso J. Cervantes, President